UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Commission File No. 001-36234

Cheniere Energy Partners LP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4767730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 30, 2016, Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) issued a press release announcing that its board of directors has received a proposal from Cheniere Energy, Inc. (“Cheniere”) pursuant to which Cheniere would acquire the publicly held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock for stock exchange. Subject to negotiation and execution of a definitive agreement, Cheniere is proposing consideration of 0.5049 Cheniere shares for each issued and outstanding publicly-held share of Cheniere Partners Holdings as part of a transaction that would be structured as a merger of Cheniere Partners Holdings with a wholly-owned subsidiary of Cheniere.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. Information included on Cheniere Partners Holdings’ website or Cheniere’s website is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

99.1*	Press release, dated September 30, 2016.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

Date: September 30, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release, dated September 30, 2016.

*	Filed herewith.